EXHIBIT 99.1

Intelligent Systems Announces Third Quarter 2009 Results

Investor Conference Call at 10 A.M. ET November 12, 2009

NORCROSS, Ga., Nov. 12, 2009 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) (www.intelsys.com) announced today its financial results for the three and nine month periods ended September 30, 2009.

For the three month period ended September 30, 2009, the company recorded a net loss of $521,000 compared to a net loss of $978,000 in the third quarter of 2008. Revenue was $3,415,000 in the third quarter of 2009, almost the same as the $3,426,000 recorded in the same quarter last year but an increase of nine percent compared to revenue recorded in the second quarter of 2009.

For the nine month period ended September 30, 2009, the loss from continuing operations was $1,360,000 on revenue of $9,327,000 as compared to a loss from continuing operations of $3,366,000 on revenue of $11,861,000 in the year-to-date period in 2008. The net loss reported for the nine months ended September 30, 2009 was $1,360,000 ($0.25 per basic and diluted share) compared to net loss of $921,000 ($0.20 per basic and diluted share) for the year-to-date period in 2008. The year-to-date results are not directly comparable because the 2008 results include a one-time gain of $2,884,000 on the sale of the company's VISaer business in April of 2008.

The company's ChemFree subsidiary reported total revenue growth for the third consecutive quarter of 2009. Sales of ChemFree consumable supplies in the third quarter and year-to-date periods in 2009 were greater than in the same periods in 2008 due to a growing base of users of ChemFree's SmartWasher(r) bioremediating parts washer. This increase in consumable sales was offset in part by a decline in the number of parts washer machines sold in the domestic market in both the three and nine month periods of 2009. The decline, which was anticipated, is due primarily to the fact that in the first half of 2008, one of ChemFree's largest customers was in the middle of a national program to sell ChemFree products which resulted in a sharp spike in machine sales during the rollout period last year. In the three and nine month periods ended September 30, 2009, the company's CoreCard Software subsidiary reported growth in revenue due to an increase in the number of customers supported, new licenses recognized and projects completed.

The reduced loss from operations in both the three and nine month periods of 2009 as compared to the same periods last year is a result of a favorable mix of higher margin consumable and software revenue as well as expense reductions implemented in late 2008.

As previously announced, the company successfully completed an over-subscribed stockholder rights offering on July 17, 2009. The net cash proceeds from the offering of $2,986,000 (net of transaction expenses), and the increase in shareholders' equity and number of shares outstanding are reflected in the financial statements for the period ended September 30, 2009 included with this press release.

The company plans to hold an investor conference call on November 12, 2009 at 10 A.M. ET. Investors are invited to listen to the call by dialing 1-877-819-3201 and entering conference ID code 41038245. A recording of the call will be posted on the company's website at www.intelsys.com as soon as available after the call. The company intends to file its Form 10-Q for the period ended September 30, 2009 with the Securities and Exchange Commission on November 13, 2009. For additional information about reported results, investors will be able to access the Form 10-Q on the company's website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (NYSE Amex:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments in the information technology and industrial products industries. The Company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of software and services for prepaid and credit card processing, and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies. Further information is available on the company's website at www.intelsys.com or by calling the Company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

                       CONSOLIDATED STATEMENTS OF OPERATIONS
        (unaudited; in thousands, except share and per share amounts)

                             Three Months Ended     Nine Months Ended
                                  Sept. 30,              Sept. 30,
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                               2009       2008       2009       2008
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 Revenue
  Products                    $3,147     $3,121     $8,215    $11,152
  Services                       268        305      1,112        709
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   Total revenue               3,415      3,426      9,327     11,861
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 Cost of revenue
  Products                     1,616      1,810      4,285      6,459
  Services                       202        185        743        606
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   Total cost of revenue       1,818      1,995      5,028      7,065
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 Expenses
  Marketing                      556        620      1,456      2,158
  General & administrative       972        907      2,662      3,429
  Research & development         620        902      1,630      2,615
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 Loss from operations           (551)      (998)    (1,449)    (3,406)
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 Other income (expense)
  Interest income
   (expense), net                 26          5         57         (4)
  Equity in income of
   affiliate company               4         21         24         74
  Other income (expense)           6         (1)        18         (1)
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 Loss from continuing
  operations before income
  taxes                         (515)      (973)    (1,350)    (3,337)
 Income taxes                      6         12         10         29
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 Loss from continuing
  operations                    (521)      (985)    (1,360)    (3,366)
 Income (loss) from
  discontinued operations         --          7         --       (439)
 Gain on sale of
  discontinued operations         --         --         --      2,884
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 Net loss                      $(521)     $(978)   $(1,360)     $(921)
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 Loss per share from
  continuing operations:
  Basic & diluted             $(0.07)    $(0.22)    $(0.25)    $(0.75)
 Income per share from
  discon. operations:
  Basic                         $ --     $   --     $   --    $  0.55
  Diluted                       $ --     $   --     $   --    $  0.54
 Loss per share:
  Basic & diluted             $(0.07)    $(0.22)    $(0.25)    $(0.20)
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 Basic weighted average
  common shares            7,465,023  4,478,971  5,474,350  4,478,971
 Diluted weighted average
  common shares            7,465,023  4,545,837  5,474,350  4,545,764
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                   CONDENSED CONSOLIDATED BALANCE SHEETS
                   (in thousands, except share amounts)
                                           September 30,  December 31,
                                               2009           2008
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 ASSETS                                    (unaudited)
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 Current assets:
  Cash                                        $3,271         $1,074
  Accounts receivable, net                     2,005          1,570
  Notes and interest receivable, current
   portion                                        --            353
  Inventories                                    804          1,051
  Other current assets                           422            280
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   Total current assets                        6,502          4,328
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 Long-term investments                         1,233          1,209
 Notes and interest receivable, net of
  current portion                              1,378          1,318
 Property and equipment, at cost less
  accumulated depreciation                     1,316          1,583
 Other intangibles, net                          234            268
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 Total assets                                $10,663         $8,706
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 LIABILITIES AND STOCKHOLDERS' EQUITY
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 Current liabilities:
  Short-term borrowings                          $--           $325
  Accounts payable                             1,131            922
  Deferred revenue                             1,496            983
  Accrued payroll                                489            497
  Accrued expenses and other current
   liabilities                                   962            970
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   Total current liabilities                   4,078          3,697
  Long-term liabilities, net of current
   portion                                       175            249
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 Total stockholders' equity                    6,410          4,760
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 Total liabilities and stockholders' equity  $10,663         $8,706
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CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          770-564-5504
          bherron@intelsys.com